                                                                     Exhibit 24
                                                                     ----------


                                 DNX Corporation

                             Directors and Officers

                                POWER OF ATTORNEY
                                -----------------


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of DNX Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Paul J. Schmitt, John G. Cooper, Thomas C. Daniels and Robert J. Bush, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place, and stead, to sign on his behalf as a director or officer, or both, as the case may be, of the Company a Registration Statement on Form S-8 pursuant to the Securities Act of 1933 with respect to the common stock, par value $0.01 per share, of the Company to be offered in connection with the adoption of the Company's 1996 Stock Option Plan, and to sign any and all amendments or post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing they deem necessary, advisable or appropriate in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of October 1996.



/s/ Paul J. Schmitt                           /s/ John G. Cooper
----------------------------------            ----------------------------------
Paul J. Schmitt                               John G. Cooper
Chairman of the Board, President, Chief       Senior Vice President, Secretary,
Executive Officer (Principal Executive        Treasurer and Chief Financial
Officer) and Director                         Officer (Principal Financial
                                              and Accounting Officer)



/s/ John K. Clarke                            /s/ Jesse I. Treu
----------------------------------            ----------------------------------
John K. Clarke                                Jesse I. Treu
Director                                      Director



/s/ Desmond H. O'Connell, Jr.
----------------------------------            ----------------------------------
Desmond H. O'Connell, Jr.                     W. Leigh Thompson, M. D.
                                              Director



/s/ Photios T. Paulson
----------------------------------
Photios T. Paulson
Director




                             Page 10 of 11 Pages




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The undersigned, John G. Cooper, Secretary of the Company, does hereby certify that the following resolution was duly adopted at a meeting of the Board of Directors of the Company duly called and held on October 1, 1996:


         RESOLVED, that each of Paul J. Schmitt, John G. Cooper, Thomas C. Daniels, and Robert J. Bush is hereby appointed as an attorney-in-fact or attorneys-in-fact of the Company, and each officer and director who may execute the 1996 Plan Registration Statement(s) or any supplement or amendment thereto or any document in connection therewith (whether on behalf of the Company or as an officer or director thereof, or otherwise), with full power of substitution to sign and file with the Commission for and in the name of the Company such 1996 Plan Registration Statement(s), any supplements or amendments thereto and any and all applications and other documents relating to such 1996 Plan Registration Statement(s), with full power and authority to take any and all other actions that may be required in connection therewith, and the acts of each of said attorneys or his substitute are hereby ratified, confirmed and approved.

         IN WITNESS WHEREOF, the undersigned duly executed this certificate on the 12th day of December 1996.


                                          /S/ John G. Cooper
                                          -------------------------------
                                          John G. Cooper
                                          Secretary

                             Page 11 of 11 Pages